                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ / Preliminary Proxy Statement


/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Automatic Data Processing, Inc.
 ...............................................................................
                (Name of Registrant as Specified In Its Charter)

           James B. Benson, General Counsel/Corporate Vice President
 ...............................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        ........................................................................

        2) Aggregate number of securities to which transaction applies:

        ........................................................................

        3) Per unit price or other underlying value of transaction computed pursuant to
         Exchange Act Rule 0-11:(1)

        ........................................................................

        4) Proposed maximum aggregate value of transaction:

        ........................................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        .................................................

        2) Form, Schedule or Registration Statement No:

        .................................................

        3) Filing Party:

                Automatic Data Processing, Inc.
        .................................................

        4) Date Filed:


                       September 23, 1994

        .................................................

                            [ADP Letterhead]


                                                  September 23, 1994


John Doe
123 Main Street
New York, New York 10005

Dear Stockholder:

     You are cordially invited to join us at the 1994 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year's meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 15, 1994, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will elect directors and will vote on a new executive incentive compensation plan, on an amendment to ADP's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, and on the appointment of Deloitte & Touche LLP as independent auditors.

     It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postpaid return envelope as promptly as possible. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of your directors.

     As in the past years, we will discuss the business of ADP and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.

                                                  Sincerely,

                                                  /s/ Josh Weston

                [LOGO] AUTOMATIC DATA PROCESSING, INC.
                 ONE ADP BOULEVARD - ROSELAND, NEW JERSEY 07068
                             ---------------------

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To the Stockholders:

    PLEASE TAKE NOTICE that the 1994 Annual Meeting of Stockholders of AUTOMATIC DATA PROCESSING, INC. (the "Company") will be held at 10:00 a.m., Tuesday, November 15, 1994 at the Company's corporate headquarters, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY 07068, for the following purposes:

    1.  To elect a Board of Directors (Proposal 1);

    2. To approve the Company's 1994 Executive Incentive Compensation Plan (Proposal 2);

    3. To approve an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company to 500,000,000 shares (Proposal 3);

    4. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent certified public accountants for the fiscal year begun July 1, 1994 (Proposal 4); and

    5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only the holders of Common Stock of record at the close of business on September 16, 1994 are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the record date.

                                          By order of the Board of Directors

                                                FRED S. LAFER
                                                  SECRETARY

September 23, 1994
Roseland, New Jersey


    THE PRESENCE IN PERSON AND/OR THE REPRESENTATION BY PROXY OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF STOCK ENTITLED TO VOTE IS NECESSARY AND SUFFICIENT TO CONSTITUTE A QUORUM. IN ADDITION, THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OUTSTANDING AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. ACCORDINGLY, IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AT THE MEETING.

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF
                [LOGO] AUTOMATIC DATA PROCESSING, INC.
                 ONE ADP BOULEVARD - ROSELAND, NEW JERSEY 07068

                        TO BE HELD ON NOVEMBER 15, 1994

                      SOLICITATION AND REVOCATION OF PROXY


    The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This proxy statement and the accompanying proxy are being mailed to the stockholders on or about September 23, 1994.



    The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its Common Stock, par value $.10 per share. At the close of business on September 16, 1994, the record date for determination of stockholders entitled to notice of and to vote at the meeting, the Company had issued and outstanding 140,808,585 shares of Common Stock (excluding 16,308,861 treasury shares not entitled to vote). Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.


    The representation  in  person or  by  proxy of  a  majority of  the  shares entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the shares cast is required to approve the proposed 1994 Executive Incentive Compensation Plan and to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote is required to approve the proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company. Under the Company's Restated Certificate of Incorporation and By-laws and under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of Directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (other than the election of Directors) and will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of the election of Directors, the adoption of the 1994 Executive Incentive Compensation Plan or the ratification of the appointment of Deloitte & Touche LLP, but will have the effect of a negative vote on the amendment to the Company's Restated Certificate of Incorporation. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Properly executed proxies will be voted as marked, and if not marked, will be voted in favor of the election of the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation which management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.


                                            SERVED AS A
                                              DIRECTOR
                                            CONTINUOUSLY
             NAME                   AGE        SINCE                          PRINCIPAL OCCUPATION
- -------------------------------     ---     ------------  -------------------------------------------------------------

Joseph A. Califano, Jr.                 63      1982      Chairman  of the Board and President, Center on Addiction and
                                                           Substance Abuse at Columbia University (1)

Leon G. Cooperman                       51      1991      Chairman and Chief Executive  Officer, Omega Advisors,  Inc.,
                                                           an investment partnership (2)
Edwin D. Etherington                    69      1973      Management advisor (3)

Ann Dibble Jordan                       59      1993      Consultant (4)

Harvey M. Krueger                       65      1967      Senior  Managing  Director  of  Lehman  Brothers,  investment bankers (5)

Charles P. Lazarus                      70      1987      Chairman of the Board of Toys  "R" Us, Inc., a toy  specialty retail chain (6)

Frederic V. Malek                       57      1978      Chairman,  Thayer Capital Partners,  a merchant banking firm;
                                                           and Co-Chairman, CB Commercial Real Estate Group (7)

Henry Taub                              67      1961      Chairman of the Executive Committee of the Board (8)

Laurence A. Tisch                       71      1972      Chairman, President and Chief Executive Officer of CBS, Inc.,
                                                           which is engaged in the broadcasting business (9)

Arthur F. Weinbach                      51      1989      President and Chief Operating Officer of the Company (10)

Josh S. Weston                          65      1977      Chairman of  the Board  and Chief  Executive Officer  of  the
                                                           Company (11)

- ------------------------

(1) Mr. Califano was a senior partner in the Washington, D.C. office of Dewey Ballantine from 1983 through 1992. He is also a director of Authentic Fitness Corporation, Blue Cross & Blue Shield of Maryland, Inc., Chrysler Corporation, K Mart Corporation, New York Telephone, The Travelers, Inc. and Warnaco.

(2) Mr. Cooperman was Chairman and Chief Executive Officer of Goldman Sachs Asset Management from 1989 until July 1991, and is a limited partner of Goldman, Sachs & Co. Prior to that time, Mr. Cooperman spent 22 years in Goldman Sachs' Investment Research Department, in which he served as partner-in-charge, co-chairman of the Investment Policy Committee and chairman of the Stock Selection Committee.

(3) Mr. Etherington has been a management advisor for more than the past five years. He is also President Emeritus of Wesleyan University and is also a director of United States Trust Company.

(4)  Mrs. Jordan is  the former  Director, Social  Services Department,  Chicago
     Lying-In  Hospital, University  of Chicago  Medical Center,  a position she assumed in  1970. She  is  also a  director  of Capital  Cities/ABC,  Inc.,
     Hechinger   Company,  Johnson   &  Johnson   Corporation,  National  Health
     Laboratories Inc., Salant Corporation and The Travelers, Inc.

(5) Mr. Krueger has been a Senior Managing Director of Lehman Brothers and its predecessor companies for more than the past five years. He is also a director of Chaus, Inc., Club Med Inc., IVAX Corporation and R.G. Barry
     Corporation.

(6) Mr. Lazarus has been Chairman of the Board of Toys "R" Us, Inc. for more than the past five years. He is also a director of Loral Corporation.

(7)  Mr. Malek has been Chairman of  Thayer Capital Partners since 1992.  During
     1992 he was Campaign Manager, Bush-Quayle '92. Prior to that time, he was Vice-Chairman of Northwest Airlines, Inc. from 1990 until December 1991, and was President of Northwest Airlines from 1989 to 1990. Mr. Malek is also a director of American Management Systems Corporation, FPL Group
     Incorporated,  Northwest  Airlines, Inc.,  ICF Kaiser  International, Inc.,
     Manor Care Corp., National Education Corporation and various Paine Webber mutual funds.

(8)  Mr.  Taub became Honorary  Chairman of the Company's  Board of Directors in
     1986 and has been Chairman of the Executive Committee since 1983. He is also a director of Bank Leumi Trust Company of New York, Hasbro, Inc. and
     Rite Aid Corp.

(9)  Mr. Tisch has been Chairman, President and Chief Executive Officer of  CBS,
     Inc.  since  December  1990, after  having  served as  President  and Chief
     Executive Officer of CBS, Inc. since January 1987. He is also a director of Bulova Corporation, CNA Financial Corporation, Petrie Stores Corporation and R.H. Macy & Co., Inc.

(10) Mr. Weinbach became President and Chief Operating Officer of the Company in
     January,  1994 after having served as Executive Vice President since August
     of  1992.  Prior  to  that  time,  he  had  been  Senior  Vice   President,
     Administration and Finance, for more than the past five years.

(11) Mr. Weston has been Chairman of the Board and Chief Executive Officer of the Company for more than the past five years. He is also a director of Public Service Enterprise Group and Shared Medical Systems Corporation.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

    During the last fiscal year five meetings of the Board of Directors were held. All directors attended at least 75%, in the aggregate, of the number of meetings of the Board of Directors and the committees of which they were members.

    The Company has a standing Audit Committee composed of Messrs. Califano, Cooperman, Etherington and Krueger, and Mrs. Jordan. Mr. Krueger is the
Chairman. The principal functions of the Audit Committee are to (i) make recommendations to the full Board of Directors concerning the appointment of independent auditors, (ii) review the scope of the audit and related fees, (iii) review the Company's accounting principles, policies and reporting practices with the independent and internal auditors and management, (iv) discuss with the independent auditors the results of their audit and determine what action, if any, is required with respect to the Company's internal controls and (v) consider other audit and non-audit matters from time to time as requested by the full Board of Directors. The Audit Committee met four times during fiscal 1994.

    The Company has a Compensation Committee composed of Messrs. Lazarus, Malek and Tisch. Mr. Malek is the Chairman. The purpose of the Compensation Committee is to develop guidelines and review the compensation and performance of officers of the Company, to review and approve criteria for granting bonuses and options to officers of the Company and to determine the grant of options to other employees of the Company. The Compensation Committee also serves as the organization committee of the Board of Directors to develop plans for managerial succession and to perform the functions of a nominating committee. The Compensation Committee met five times in fiscal 1994.

    The Company has an Executive Committee composed of Messrs. Krueger, Malek, Taub and Weston. Mr. Taub is the Chairman. The purpose of the Executive Committee is to act in the absence of the Board of Directors. The Executive Committee met three times in fiscal 1994.

    Non-officer directors are paid an annual retainer of $25,000, plus $1,000 for each Board of Directors meeting attended. In addition, non-officer directors are paid $750 for each committee meeting attended, except for the chairman of such committee, who is paid $1,000 for each meeting he attends, and except that each non-officer member of the Executive Committee is paid $1,000 for each meeting he attends. Non-officer directors may elect to defer payment of the above amounts. In addition, Mr. Etherington, a director, received $10,000 during the fiscal year for various consultive type services to the Company. There are no fees paid to officer directors or other fee arrangements provided by the Company.

    The non-employee directors of the Company are entitled to participate in the 1989 Non-Employee Director Stock Option Plan (the "Directors' Plan") pursuant to which options for 5,000 shares of Common Stock have been granted to each of the Company's non-employee directors (other than Mr. Cooperman and Mrs. Jordan) at an exercise price of $45.82 per share (now 10,000 shares at an exercise price of $22.91 per share after adjustment for the Company's two-for-one stock split in
1991). Mr. Cooperman has been granted an option for 10,000 shares of Common Stock at an exercise price of $38.68 per share and Mrs. Jordan has been granted an option for 5,000 shares of Common Stock at an exercise price of $52.29 per share. Options for 5,000 shares of Common Stock will automatically be granted to persons who become non-employee directors at any time after the adoption of the Directors' Plan. In addition, each non-employee director will be granted an additional 5,000 options for shares of Common Stock on the first business day after each fifth anniversary of the date of the initial grant to each such non-employee director, provided that he or she is then still serving in such capacity.

Prior to the forthcoming Annual Meeting of Stockholders, the fifth anniversary of the initial grant of options to Messrs. Califano, Etherington, Krueger, Lazarus, Malek and Tisch will occur, and it is expected that each will receive a grant of an additional 5,000 options for shares of Common Stock if he is still serving in his capacity as a director on such date. All options have been and will be granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. The Directors' Plan was adopted on November 2, 1989 and will remain in effect until terminated by action of the Board of Directors. Twenty percent of the options granted under the Directors' Plan become exercisable on the first anniversary of the date such options were granted, and twenty percent become exercisable on each successive anniversary date until all such options are exercisable; provided, that options become exercisable only if the director is then still serving in such capacity. All options granted under the Directors' Plan shall have a term of ten years.

    In addition, a director who chooses to retire after 20 years of service in such capacity and having attained the age of 70, will receive a pension of $25,000 per year for the remainder of his or her life. If a director chooses to retire after having attained the age of 65 with 15 years of service, he or she will receive a pension of $12,500 per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

    The following table contains information as of August 26, 1994 with respect to the beneficial ownership of Common Stock of the Company by each director and nominee for director of the Company, by each of the five most highly compensated executive officers of the Company and by all directors and executive officers of the Company as a group (including the named individuals). Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned. To the knowledge of the management of the Company, no person beneficially owned as of August 26, 1994 more than 5% of the outstanding shares of the Company's Common Stock.


                                                                 SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED (1)
                                                    -------------------------------------------------
                                                                           RIGHT TO
                                                                        ACQUIRE BEFORE
                                                      HELD AS OF       OCTOBER 25, 1994    PERCENT OF
                      NAME                          AUGUST 26, 1994     UNDER OPTIONS      CLASS (2)
- ------------------------------------------------    ---------------    ----------------    ----------
Gary C. Butler                                             111,595              28,000         0
Joseph A. Califano, Jr.                                        400               8,000         0
Robert J. Casale                                            22,106              60,000         0
Leon G. Cooperman                                            1,000               3,500         0
Edwin D. Etherington                                         4,800               2,000         0
Ann Dibble Jordan                                              100                   0         0
Harvey M. Krueger                                            8,000               8,000         0
Charles P. Lazarus                                           2,000               8,000         0
Frederic V. Malek                                            2,000               8,000         0
Glenn W. Marschel                                           35,947              88,000         0
Henry Taub                                               2,703,214                   0         2.0   %

                                                                 SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED (1)
                                                    -------------------------------------------------
                                                                           RIGHT TO
                                                                        ACQUIRE BEFORE
                                                      HELD AS OF       OCTOBER 25, 1994    PERCENT OF
                      NAME                          AUGUST 26, 1994     UNDER OPTIONS      CLASS (2)
- ------------------------------------------------    ---------------    ----------------    ----------
Laurence A. Tisch                                            1,600               8,000         0
Arthur F. Weinbach                                          87,294             143,000         0
Josh S. Weston                                             227,534             396,895         0
Directors and Officers as a group                        3,354,365             939,195         3.1   %
 (22 persons, including those named above)

- ------------------------
     (1) In addition, information is furnished below with respect to beneficial ownership, as of August 26, 1994, by members of the immediate family of certain of the directors and officers and by certain other persons, as to which such directors and officers disclaim beneficial interest:

(a) Members of Mr. Taub's immediate family were potential beneficiaries of charitable trusts or owned outright an aggregate of 95,906 shares of Common Stock of the Company, and a charitable foundation of which Mr. Taub is an officer owned an aggregate of 48,435 shares of Common Stock of the Company.

     (b) Members of Mr. Malek's immediate family were potential beneficiaries of charitable trusts or owned outright an aggregate of 800 shares of Common Stock of the Company.

     (c)  Mr. Weston's daughter owned 200 shares of Common Stock of the Company.

     (d)  Mr. Butler's children owned 300 shares of Common Stock of the Company.

     (e) Members of the immediate family of non-director officers of the Company owned 44,266 shares of Common Stock of the Company.

(2)  Ownership of less than 1% is reflected as "0" in the table.


STOCKHOLDER APPROVAL REQUIRED

    Directors shall be elected by a plurality of the affirmative votes cast at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following sections of this proxy statement cover the components of the total compensation of the five most highly compensated executive officers of the Company. These sections include: (i) a series of tables covering annual and long-term compensation; (ii) a pension plan table summarizing the annual benefits payable under the Company's defined benefit retirement plans; (iii) a report by the Compensation Committee of the Board of Directors describing the Company's compensation policies for fiscal 1994 for its executive officers and the rationale upon which its chief executive officer's compensation for fiscal 1994 was based; and (iv) a performance graph comparing the Company's total stockholder return to the S&P 500 and the S&P Computer Software Services Indices over a five year period.

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers for services in all capacities to the Company for the three years ended June 30, 1994.

                                                                                  LONG-TERM COMPENSATION
                                                                                 ------------------------
                                                                                              NUMBER OF
                                                                                              SECURITIES
                                                                 ANNUAL          RESTRICTED   UNDERLYING
                                                YEAR         COMPENSATION(1)       STOCK       OPTIONS        ALL OTHER
                 NAME AND                       ENDED     ---------------------    AWARDS      GRANTED      COMPENSATION
            PRINCIPAL POSITION                JUNE 30,      SALARY      BONUS       (2)          (3)             (4)
- -------------------------------------------  -----------  ----------  ---------  ----------  ------------  ---------------
Josh S. Weston                                  1994      $1,068,750  $      --  $1,179,640           --      $   6,521
Chairman and Chief Executive Officer            1993      $1,005,000  $      --  $       --       20,000      $   6,021
                                                1992      $  945,000  $      --  $       --           --      $   5,579

Arthur F. Weinbach                              1994      $  405,833  $ 210,000  $  447,844       40,000      $   3,520
President and Chief                             1993      $  365,000  $ 175,000  $1,271,650       20,000      $   3,020
Operating Officer                               1992      $  341,250  $ 190,000  $       --           --      $   2,909

Robert J. Casale                                1994      $  366,923  $ 175,000  $       --       15,000      $   3,529
Group President                                 1993      $  356,250  $ 175,000  $  695,000       30,000      $   3,029
                                                1992      $  345,000  $ 185,000  $       --           --      $   2,908

Glenn W. Marschel                               1994      $  367,500  $ 170,000  $  996,656       15,000      $   2,959
Group President                                 1993      $  331,250  $ 166,000  $       --       20,000      $   2,459
                                                1992      $  282,500  $ 138,000  $       --           --      $   2,408

Gary C. Butler                                  1994      $  286,250  $ 180,000  $  341,656       10,000      $   2,980
Group President                                 1993      $  268,750  $ 172,000  $  445,000       30,000      $   2,480
                                                1992      $  246,250  $ 144,000  $       --           --      $   2,437

- ------------------------
(1) None of the named executive officers received any perquisites or other personal benefits of an amount, or any other annual compensation of a type, required to be reported by the Securities and Exchange Commission pursuant to applicable rules and regulations.

(2) The dollar values shown in the Restricted Stock Awards column are based on the closing market price of the Company's Common Stock on the date the restricted shares were granted. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time (over periods of up to five years) and continued employment with the Company.

     As of June 30, 1994, the aggregate number of shares of restricted stock held by a named executive officer and the aggregate fair market value of such shares (calculated by multiplying the aggregate number of shares held by such a named executive officer by $53 1/8, the closing price on the New York Stock Exchange of the Company's Common Stock on June 30, 1994) was:
     Mr. Weston, 22,000 shares ($1,168,750); Mr. Weinbach, 30,900 shares ($1,641,562); Mr. Casale, 17,600 shares ($935,000); Mr. Marschel, 26,800 shares ($1,423,750), and Mr. Butler, 22,500 shares ($1,195,312).

     The restricted stock awards to the named executive officers reported in the table that vest, in whole or in part, in under three years from the date of grant are as follows:

         (i) Mr. Weston received a grant of 22,000 restricted shares in fiscal 1994, of which 11,000 shares may vest in both fiscal 1996 and 1997 depending on the achievement by the Company of certain earnings per share objectives;

         (ii) Mr. Weinbach received a grant of 23,200 restricted shares in fiscal 1993, of which 800 shares vested in fiscal 1994, and 5,600 shares vest in each of the next four fiscal years; and a grant of 8,500 shares in fiscal 1994 which vest 500 shares per year in fiscal 1995 through 1998 and vest 6,500 shares in fiscal 1999;

        (iii) Mr. Casale received a grant of 13,000 restricted shares in fiscal 1993, of which 4,200 shares vest in each of fiscal 1996 and 1997, and 4,600 vest in fiscal 1998;

        (iv) Mr. Marschel received grants of 19,500 restricted shares in fiscal 1994, of which 700 shares vested in 1994, 1,200 in fiscal 1995, 1,300 in fiscal 1996, 5,300 in fiscal 1997, and 5,500 in fiscal 1998 and 1999; and

        (v) Mr. Butler received a grant of 8,800 restricted shares in fiscal 1993, of which 800 shares vest in fiscal 1996 and 4,000 shares vest in each of the next two fiscal years; and a grant of 6,500 shares in fiscal 1994, of which 500 shares per year vest in fiscal 1995 through 1998 and 4,500 shares vest in fiscal 1999.

    Dividends are paid on restricted stock at the same rate as other outstanding shares of the Company's Common Stock. In the event of a change in control of the Company, the unvested portion of the restricted stock of Messrs. Weinbach, Casale, Marschel and Butler will be subject to limited accelerated vesting.

(3)  The Company does not award Stock Appreciation Rights (SARs).

(4) Consists of the sum of (i) $2,500 per person per year contribution to the Company's Retirement and Savings Plan (401(k)), and (ii) compensatory split-dollar insurance premiums (with a statistically calculated economic benefit to the executive determined by Phoenix Home Life Insurance Company for W-2 income purposes).

STOCK OPTION PLANS

    The Company has in effect a 1981 Key Employees' Stock Option Plan (the "1981 Plan") and a 1990 Key Employees' Stock Option Plan (the "1990 Plan"). The 1981 Plan and the 1990 Plan collectively are referred to as the "Option Plans". Officers and key employees are eligible to participate in the Option Plans, which permit the issuance, in addition to non-qualified options, of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Company has ceased granting options under the 1981 Plan, but outstanding options under the 1981 Plan will remain valid. In the event of a change in control of the Company, the unvested portion of the stock options of Messrs. Weinbach, Casale, Marschel and Butler will be subject to limited accelerated vesting.

    The Option Plans are administered by the Compensation Committee of the Board of Directors. The Committee has the authority to determine the employees to whom options will be granted and, subject to the Option Plans, the terms and amount of options granted.

    ISOs expire no more than ten years from their date of grant, with an exercise price equal to 100% of the fair market value on the date of grant. Non-qualified options may expire as much as twelve years after the date of grant, but the exercise price need not be equal to 100% of the fair market value on the grant date.

    An optionee has no rights as a stockholder with respect to any shares covered by his options until the date of issuance of a stock certificate to him for such shares. During the life of the optionee, the option is exercisable only by him. No option is exercisable more than 15 days after termination of employment, or (if termination is due to the death of an optionee) more than six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or twelve (12) months after the death of the optionee, whichever occurs earlier.

    The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended June 30, 1994.

                                                                  OPTION GRANTS IN LAST FISCAL YEAR
                                                 --------------------------------------------------------------------
                                                 NUMBER OF    PERCENT OF TOTAL
                                                 SECURITIES        OPTIONS
                                                 UNDERLYING      GRANTED TO
                                                  OPTIONS       EMPLOYEES IN      EXERCISE                 GRANT DATE
                                                  GRANTED        FISCAL YEAR        PRICE     EXPIRATION     VALUE
                     NAME                           (#)              (%)          ($/SHARE)      DATE         ($)
- -----------------------------------------------  ----------   -----------------   ---------   ----------   ----------
                                                    (1)                                                       (2)
Josh S. Weston                                      --               --             --            --           --
Arthur F. Weinbach                                 40,000                1.3       $   51.20     4/28/04    $ 619,000
Robert J. Casale                                   15,000                 .5       $   51.20     4/28/04    $ 232,000
Glenn W. Marschel                                  15,000                 .5       $   51.20     4/28/04    $ 232,000
Gary C. Butler                                     10,000                 .3       $   51.20     4/28/04    $ 155,000

- ------------------------
(1) All options were granted pursuant to the 1990 Plan. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options were granted for terms of ten years, and vest during periods from four to six years subsequent to the date of grant.

(2) The grant date values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised seven years after the date of grant, based on historical experience. A risk-free interest rate of 6.9%, stock price volatility of 17% and the dividend yield of 1% as of the date of grant were used in the calculation. A discount of 14% was applied to the calculated value to reflect the risk of forfeiture during the option term. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

                          AGGREGATED OPTION EXERCISES
                      FOR FISCAL YEAR ENDED JUNE 30, 1994
                     AND OPTION VALUES AS OF JUNE 30, 1994

    The following table sets forth certain information concerning option exercises during the last fiscal year by the named executive officers and unexercised options held by such officers at the end of the last fiscal year.

                                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                                                       OPTIONS AT 6/30/94                6/30/94
                                   SHARES ACQUIRED      VALUE                 (#)                          ($)
                                     ON EXERCISE      REALIZED     --------------------------  ----------------------------
              NAME                       (#)             ($)       EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------------  ---------------  -------------  -----------  -------------  -------------  -------------

Josh S. Weston                            15,105     $   612,703      396,895        150,000   $  14,229,000  $   3,603,000
Arthur F. Weinbach                        26,000     $ 1,026,562      127,000        135,000   $   4,397,000  $   2,447,000
Robert J. Casale                         --          $   --            54,000        110,000   $   1,861,000  $   2,186,000
Glenn W. Marschel                          5,572     $   191,537       80,000        116,000   $   2,554,000  $   2,398,000
Gary C. Butler                             6,000     $   200,775       16,000        117,000   $     504,000  $   2,366,000

DEFINED BENEFIT PLANS

    The following table shows the estimated annual retirement benefits payable under the Company's retirement program, consisting of the Retirement Capital Accumulation Plan (the "Pension Plan") and the Supplemental Officers' Retirement Plan (the "Supplemental Retirement Plan"), to persons in specified average compensation and credited service classifications, assuming retirement at age 65.

    FINAL
   5-YEAR                  YEARS OF CREDITED SERVICE AT RETIREMENT
   AVERAGE     ---------------------------------------------------------------
COMPENSATION       10           15           20           25           30
- -------------  -----------  -----------  -----------  -----------  -----------

 $   400,000   $    65,000  $   100,000  $   118,000  $   129,000  $   145,000
     500,000        80,000      123,000      143,000      154,000      170,000
     600,000        95,000      145,000      168,000      179,000      195,000
     700,000       110,000      168,000      193,000      204,000      220,000
     800,000       125,000      190,000      218,000      229,000      245,000
     900,000       140,000      213,000      243,000      254,000      270,000
   1,000,000       155,000      235,000      268,000      279,000      295,000

    Compensation covered by the Pension Plan is limited to January 1 base salary up to the current compensation limit in effect for the plan year. Compensation covered under the Supplemental Retirement Plan includes cash compensation and compensation from restricted stock vesting during the year. Benefits under the Supplemental Retirement Plan are subject to reduction for social security, Pension Plan and 401(k) benefits.

    Messrs. Weinbach, Casale, Marschel, and Butler have, in the aggregate, 13, 5, 22 and 18 years of credited service respectively under the Pension Plan and 5, 4, 5 and 5 years under the Supplemental Retirement Plan.

    Mr. Weston is not a participant in the Supplemental Retirement Plan and, accordingly, the table above does not reflect his retirement benefit.


EMPLOYMENT AGREEMENTS

    Josh S. Weston, the Chairman of the Board and Chief Executive Officer, as well as a director, of the Company, entered into an extension of his employment agreement in June 1994 which extends his term of employment until July 31, 1996. Mr. Weston's annual salary during the term of the agreement will be $1,000,000 for each of fiscal 1995 and 1996. The agreement provides that, subject to the approval by the stockholders of the Company's 1994 Executive Incentive Compensation Plan (Proposal 2), beginning with the Company's 1995 fiscal year, Mr. Weston will be eligible to receive an annual bonus of up to $200,000 and to vest in up to 11,000 shares of restricted stock per year based upon the Company's earnings per share performance during the year. The agreement also provides for Mr. Weston to receive an annual retirement benefit of $550,000 in addition to the benefits he will receive under the Pension Plan, which benefits are estimated to be approximately $75,000 per year.

    Messrs. Weinbach, Casale, Marschel and Butler have entered into agreements with the Company which provide for a defined severance period, not to exceed nine months, in the event of a termination of their employment resulting from a change in control of the Company.

CERTAIN TRANSACTIONS

    Harvey M. Krueger, a director of the Company, is a Senior Managing Director of Lehman Brothers, which provided various investment banking and brokerage services to the Company in the past fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION IN COMPENSATION DECISIONS

    The Compensation Committee of the Board of Directors is composed of three outside directors: Messrs. Lazarus, Malek and Tisch.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting on behalf of the Board of Directors the base salaries and the total compensation levels of the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the presidents of the Employer Services, Brokerage Services and Dealer Services businesses, as well as a structure for other key executives of the Company. The Committee determines the grant of all stock options and reviews all recommendations for grants of all restricted stock to these and other key executives.

COMPENSATION POLICIES

    The Company's executive compensation policies for fiscal 1994, which were reviewed by the Committee, were designed to emphasize both competitive and variable compensation, with direct linkages to business objectives and exceptional performance.

    The primary components of the compensation package for key executives for fiscal 1994 were base salary, bonus, restricted stock and stock options. The Company and the Committee have always believed that stock ownership in the form of restricted stock and longer-term stock option vesting is vital in linking management to stockholder interests. The Company sets its salary and bonus targets

BELOW the median of market range levels of comparable companies included in the S&P 500 Index. Therefore, executives derive more from stock price appreciation as a percent of total compensation than in a company whose base salary levels are set at market levels or higher.

ANNUAL COMPENSATION

    Annual compensation consists of a base salary and a cash bonus. The base salaries for executives for fiscal 1994 were determined based upon the job grade of the position, the salary range of the job grade and the performance of the executive.

    Key executives earned cash bonuses in fiscal 1994 based upon individual annual accomplishments versus individual pre-established goals that included business growth and increased profitability. Performance goals also included quality/service, product development, organizational development and leadership.

LONG-TERM COMPENSATION

    Long-term compensation is comprised of restricted stock and stock options. The Company has from time to time sold shares of restricted stock to executive officers and other key employees, at par value, in recognition of their individual levels of relative responsibility and prospective contributions to the business. Company imposed restrictions on transfer or pledge of the restricted stock generally lapse over the ensuing five years, and are subject to continued employment. The restricted stock plan is designed to encourage stock ownership, longevity, and long-term performance. The Committee also considers the dollar value of annually vested restricted stock in setting annual cash compensation.

    Stock options are granted, usually every two years, to executive officers and other key employees in amounts based upon their job grade and individual performance. Stock options are granted at fair market value as of the date of grant, and have a term of up to ten years. Stock options provide incentive for the creation of stockholder value over the long-term, and also significantly aid in executive recruiting and retention.

    Restricted stock and stock option grants were made to individual key executives during fiscal 1994 on a basis consistent with the above guidelines.

BENEFITS

    The Company provided certain supplemental benefits to key executives during fiscal 1994 to ensure that it could compete effectively for executive talent. These supplemental benefits included additional company paid life insurance and certain additional retirement benefits described in the "Defined Benefit Plans" section of this proxy statement.

CEO COMPENSATION

    The Committee meets annually without the Chief Executive Officer present to evaluate his performance and to determine his compensation.

    The base salary for fiscal 1994 for Mr. Weston, the Chief Executive Officer, was determined by the terms of his employment agreement with the Company, as described in the "Employment Agreements" section of this proxy statement. Under the terms of that agreement, his salary could only grow if earnings per share grew. In fiscal 1994, Mr. Weston's base salary was increased by 6.34%, which approximated one-half the annual percentage increase in the Company's earnings per share for the previous two years. His cash compensation has always been below the median of the base compensation of chief executive officers at companies included in the S&P 500 Index with annual revenues between $1 and $5 billion, as surveyed by the Company.

    As a matter of policy, Mr. Weston has not received a cash bonus, and he did not receive a bonus as part of his compensation for fiscal 1994. The incentives of the Chief Executive Officer were provided in the form of restricted stock and stock options. This ensured that the Chief Executive Officer and the Company's stockholders would have a commonality of purpose in enhancing stockholder value. In order to address recent changes to the tax laws limiting the deductibility of employee compensation in excess of $1,000,000, commencing with the 1995 fiscal year and subject to the approval by the stockholders of the 1994 Executive Incentive Compensation Plan, the Chief Executive Officer will be eligible to receive a cash bonus, as well as restricted stock, based upon the Company's earnings per share performance during the year.

    In recognition of the Company's superior financial results and stock performance relative to the S&P 500 and Computer Software Services Indices over the last five years, the Committee has granted Mr. Weston, during that period, stock options totaling 310,000 shares. In fiscal 1994, the Company achieved a 14% earnings per share growth, its 33rd consecutive year of double digit earnings per share growth. Based on those results and as part of his future compensation under the 1994 Executive Incentive Compensation Plan, Mr. Weston received 22,000 shares of restricted stock, which vests subject to the terms of the Plan. The Committee believes that Mr. Weston's leadership has been instrumental in achieving the Company's unparalleled record of 132 consecutive quarters of double-digit growth in earnings per share.

                                        Compensation Committee
                                        of the Board of Directors

                                        Frederic V. Malek, Chairman
                                        Charles P. Lazarus
                                        Lawrence A. Tisch

                               PERFORMANCE GRAPH

    The following graph compares the cumulative return on the Common Stock of the Company for the most recent five years with the cumulative total return on the S&P 500 Index and the S&P Computer Software Services Index ("CSSI") over the same period, assuming an initial investment of $100 on June 30, 1989, with all dividends reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            S&P 500 INDEX         COMPUTER SOFTWARE & SERVICES       ADP, INC.
Jun-89               100.00                                  100.00      100.00
Jun-90               116.49                                  122.61      139.39
Jun-91               125.10                                  106.33      166.06
Jun-92               141.88                                  119.98      220.62
Jun-93               161.22                                  177.22      250.08
Jun-94               163.49                                  200.76      279.64

                                   PROPOSAL 2
             APPROVAL OF 1994 EXECUTIVE INCENTIVE COMPENSATION PLAN

    Since the recent tax legislation limits the Company's right to deduct employee compensation in excess of $1,000,000 per year, the Compensation Committee has reviewed the Company's incentive compensation program as it applies particularly to its Chief Executive Officer and, furthermore, as it applies generally to its executive officers. In order for compensation in excess of $1,000,000 to be deductible to the Company under the Internal Revenue Code, such compensation must be paid pursuant to the Company's 1994 Executive Incentive Compensation Plan. Stockholder approval of the Plan is necessary to pay the compensation earned under the Plan.

    The Plan adopted by the Committee provides that any compensation paid to the current Chief Executive Officer in excess of his base salary will be earned by him by way of cash bonus and restricted stock under the Plan. If the Plan is approved by stockholders, the first awards to the Chief Executive Officer will be made in July of 1995. The full text of the Plan is annexed as Exhibit "A".

    Under the power granted to the Committee, it selects the executive officers eligible for incentive compensation awards and determines the nature of the incentive together with the goals and limitations for eligibility. It not only has the power to set the maximum incentive compensation, but can also determine whether the incentive compensation or payment of the incentive compensation should be reduced or eliminated totally. The Chief Executive Officer is expected to be the only person receiving an award for fiscal 1995.

    The amount of the annual cash incentive paid to the current Chief Executive Officer will be tied to earnings per share results. Vesting of restricted stock will likewise depend upon earnings per share results. The following table sets forth the amount of the cash and restricted stock that would have been awarded to Mr. Weston, as Chief Executive Officer, based on the earnings per share results of the Company for the 1994 fiscal year, if the Plan had been in effect for that year:

                               NEW PLAN BENEFITS
                   1994 EXECUTIVE INCENTIVE COMPENSATION PLAN


                                               NUMBER OF
                                               SHARES OF
                             DOLLAR VALUE     RESTRICTED
                                  ($)            STOCK
                             -------------  ---------------
Josh S. Weston               $  196,000         11,000


    The amount of any compensation paid under the Plan to any executive officer of the Company other than the current Chief Executive Officer will be related to earnings per share targets, return on investment and division profits.

    In calculating whether or not incentive results have been achieved, the Committee will exclude significant unusual or one-time charges or income, including gains and losses resulting from divestitures, acquisitions, currency fluctuations or changes in accounting which are distortive of results on a year-by-year comparative basis. Likewise, it will exclude other items unusual in nature because of their frequency or size or resulting from changes in applicable laws.

    No participant may receive more than $400,000 in cash and 15,000 shares of restricted stock under the Plan in any fiscal year.

    Under the Internal Revenue Code, as currently in effect, all grants and awards under the Plan will be taxable to the participants as ordinary income and will be deductible by the Company as compensation.

STOCKHOLDER APPROVAL REQUIRED

    Approval   of  the  1994  Executive   Incentive  Compensation  Plan  by  the
affirmative vote of the holders of a majority of the shares cast on the Plan is required.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1994 EXECUTIVE INCENTIVE COMPENSATION PLAN.

                                   PROPOSAL 3
               APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED
              CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER

    The Board of Directors of the Company has adopted a resolution declaring it advisable to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, par value $.10 per share, from 200,000,000 to 500,000,000 shares.

    The amendment will provide additional shares of Common Stock that could be issued from time to time by the Board of Directors, without soliciting further stockholder approval, for various corporate purposes including, but not limited to, acquisitions of other companies and stock dividends, stock splits and other distributions. At this time, the Board of Directors has no specific plans for utilizing the authorized but unissued and unreserved shares; however, the Board believes it is desirable to have the authorized capital of the Company sufficiently flexible so that future business needs and corporate opportunities may be dealt with by the Board of Directors without further stockholder action. Although some of such additional authorized shares could be used in a transaction to thwart a takeover attempt, such is not the current intention of the Board of Directors, nor is the Board aware of any threatened takeover.

    If adopted by the stockholders, the proposed amendment will be accomplished by the filing of a Certificate of Amendment and Restatement of the Restated Certificate of Incorporation, substantially in the form of Exhibit "B" hereto, with the Secretary of State of the State of Delaware, which would be expected to be accomplished promptly following stockholder approval.

    Financial statements are not included in this proxy statement, as they are not deemed to be material to a decision upon the proposed amendment.

    Holders of Common Stock of the Company have no pre-emptive rights to subscribe for or purchase or receive any additional shares, bonds, debentures or other securities of the Company.

STOCKHOLDER APPROVAL REQUIRED

    Approval of the proposed amendment to the Company's Restated Certificate of Incorporation by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote is required.

    THE  BOARD  OF  DIRECTORS  RECOMMENDS THAT  THE  STOCKHOLDERS  VOTE  FOR THE
APPROVAL  OF   THE  AMENDMENT   TO  THE   COMPANY'S  RESTATED   CERTIFICATE   OF
INCORPORATION.

                                   PROPOSAL 4
                            APPOINTMENT OF AUDITORS

    At the Annual Meeting of Stockholders, the stockholders will vote on the ratification of the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year begun July 1, 1994. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he desires. He will be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                                 OTHER MATTERS

    So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

                             STOCKHOLDER PROPOSALS


    Stockholder proposals intended to be presented at the 1995 Annual Meeting must be received by the Company for inclusion in the 1995 Proxy Statement no later than May 26, 1995.


                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1994, which is not a part of the proxy soliciting material, is being mailed to the Company's stockholders together with this proxy statement.

                                            For the Board of Directors

                                            Fred S. Lafer
                                            SECRETARY


Roseland, New Jersey
September 23, 1994

                                                                       EXHIBIT A

                        AUTOMATIC DATA PROCESSING, INC.
                   1994 EXECUTIVE INCENTIVE COMPENSATION PLAN

1.  PURPOSE.

    The principal purposes of the Automatic Data Processing, Inc. 1994 Executive Incentive Compensation Plan (the "Plan") are to provide incentives and rewards to officers of Automatic Data Processing, Inc., and its subsidiaries and divisions ("ADP"), who have significant responsibility for the success and growth of ADP and to assist ADP in attracting, motivating and retaining key employees on a competitive basis.

2.  ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Compensation Committee of the Board of Directors of ADP (the "Committee"). The Committee shall be appointed by the Board of Directors and shall consist of two or more outside, disinterested members of the Board.

    The Committee shall have all the powers vested in it by the terms of this plan, such powers to include authority (with the limitations described herein) to select the persons to be granted awards under the plan, to determine the time when awards will be granted, as well as the type, size and terms of awards, and to determine whether objectives and conditions for earning awards have been met, to determine whether awards will be paid at the end of the award period or deferred, and to determine whether an award or payment of an award should be reduced or eliminated.

    The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including ADP, its shareholders and any person receiving an award under the Plan.

    In calculating whether or not incentive results have been achieved, the Committee will exclude significant unusual or one time charges or income, including gains and losses resulting from divestitures, acquisitions, currency fluctuations or changes in accounting which are distortive of results on a year-by-year comparative basis. Likewise, it will exclude other items unusual in nature because of their frequency or size or resulting from changes in applicable laws.

3.  ELIGIBILITY.

    Executive officers of ADP may be granted awards under the Plan. The Committee, in its discretion, may also grant awards to officers of ADP and its divisions and subsidiaries.

4.  AWARDS OF INCENTIVE COMPENSATION.

    (a) TYPES OF INCENTIVE COMPENSATION AWARDS. Executive officers of ADP may be granted annual incentive cash and stock awards under the Plan for periods commencing in July of each year, provided, however, that if an individual becomes an executive officer during a fiscal year that individual may be granted an incentive compensation award for that year upon his or her becoming an executive officer. The Committee may, in its discretion, grant annual incentive awards to non-executive officers in July of each year.

    (b) PERFORMANCE TARGETS. The Committee will establish specific targets which must be met in order for an award to be earned under this Plan. The targets will comprise all or portions of the following: growth in earnings per share, return on investment and divisional profits.

    (c) PAYMENT OF INCENTIVE COMPENSATION. Awards will be payable upon certification by the Committee that ADP achieved the specified performance target for the preceding year. No payment will be made if the minimum target is not met.

    (d)  NEGATIVE  DISCRETION.   Notwithstanding the  attainment by  ADP of  the
specified earnings targets, the Committee has the discretion, by participant, to reduce some or all of an award that would be otherwise paid.

    (e) MAXIMUM AWARDS. No participant may receive more than a maximum of $400,000 in cash and 15,000 shares of restricted stock under the Plan in any fiscal year.

5.  MISCELLANEOUS PROVISIONS.

    (a) GUIDELINES. The Committee may adopt from time to time written policies for its implementation of the Plan.

    (b)    WITHHOLDING TAXES.    ADP shall  have the  right  to deduct  from all
payments, whether in cash or stock, any federal, state, local or foreign taxes required by law to be withheld with respect to such payments.

    (c) NO RIGHTS TO AWARDS. No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of ADP or any of its subsidiaries, divisions or affiliates.

    (d)   COSTS AND EXPENSES.   The cost and  expenses of administering the Plan
shall be borne by ADP and not charged to any award nor to any employee receiving an award.

    (e) FUNDING OF PLAN. The Plan shall be unfunded. ADP shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

6.  EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

    (a) EFFECTIVE DATE. The Plan shall become effective on the date it is approved by ADP's shareholders.

    (b) AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

    Unless the shareholders of ADP shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum amount which can be paid to any one participant under the Plan, which would change the performance criteria for payment of awards or which would modify the requirements as to eligibility for participation in the Plan.

    (c)  TERMINATION.   No awards shall  be made under the  Plan after June  30,
2004.

                                                                       EXHIBIT B

                                  AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        AUTOMATIC DATA PROCESSING, INC.

                            ------------------------

      ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 242 AND 245 OF
              THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------

    We, the Chairman of the Board and Chief Executive Officer and the Senior Vice President and Secretary, respectively, of Automatic Data Processing, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of said corporation as follows:

    I. That the name of the corporation is AUTOMATIC DATA PROCESSING, INC. (hereinafter called the "Corporation").

    II. That the Certificate of Incorporation of the Corporation was filed by the Secretary of State on the 12th day of June 1961.

    III. That this Certificate amends the Certificate of Incorporation by increasing the number of authorized shares of Common Stock of the Corporation to 500,000,000 shares.

    IV. That the amendment and the restatement of the Certificate of Incorporation of the Corporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.

    V. That the text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated, as further amended by this Certificate, to read in its entirety as follows:

                          CERTIFICATE OF INCORPORATION
                                       OF
                        AUTOMATIC DATA PROCESSING, INC.

    We, the undersigned, in order to form a corporation for the purposes hereinafter stated, pursuant to the provisions of Chapter 1 of Title 8 of the Delaware Code of 1953, do hereby certify as follows:

    FIRST:   The name  of the  corporation is  AUTOMATIC DATA  PROCESSING,  INC.
(hereinafter called the "Corporation").

    SECOND:   The  address of the  Corporation's registered office  is 306 South
State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is United States Corporation Company.

    THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and in addition to, and without limiting the generality of, the foregoing, the following:

        (a) To engage in the business of preparing payrolls, performing statistical, tabulating and clerical services of all kinds, conducting research and analytical or statistical studies, preparing business reports and surveys, rendering consulting services to business and performing business services of any and all kinds of a similar nature;

        (b) To engage in, carry on, conduct and/or participate in any general or specific branch or phase of the activities, enterprises, or businesses authorized in this Certificate in the State of Delaware or in any other state of the United States and in all foreign countries, and in all territories, possessions and other places, and in connection with the same, or any thereof, to be and act either as principal, agent, contractor or otherwise;

        (c) To do everything necessary, suitable, convenient or proper for the accomplishment, attainment or furtherance of, to do every other act or thing incidental or appurtenant to, growing out of or connected with, the purposes set forth in this Certificate, whether alone or in association with others; to possess all the rights, powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time) or any statute which may be enacted to supplement or replace it, and, in general, to carry on any of the activities and to do any of the things herein set forth to the same extent and as fully as a natural person or a partnership, association, corporation or other entity, or any of them, might or could do; provided, that nothing herein set forth shall be construed as authorizing the Corporation to possess any purpose, object, or power, or to do any act or thing, forbidden by law to a corporation organized under the General Corporation Law of the State of Delaware. The foregoing provisions of this Article shall be construed as purposes, objects and powers, and each as an independent purpose, object and power, in furtherance, and not in limitation, of the purposes, objects and powers granted to the Corporation by the laws of the State of Delaware; and except as otherwise specifically provided in any such provision, no purpose, object or power herein set forth shall be in any way limited or restricted by reference to, or inference from, any other provision of this Certificate.

    FOURTH: The total number of shares which the Corporation shall have authority to issue is Five Hundred Million Three Hundred Thousand (500,300,000), consisting of Three Hundred Thousand (300,000) shares of Preferred Stock, of the par value of One Dollar ($1.00) per share (hereinafter called "Preferred Stock"), and Five Hundred Million (500,000,000) shares of Common Stock, of the par value of Ten Cents ($.10) per share (hereinafter called "Common Stock").

    The Board of Directors is hereby authorized to issue the shares of the Preferred Stock in one or more series, to fix by resolution, to the extent now or hereafter permitted by the laws of the State of Delaware, the designation of such series, the dividend rate of such series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of such series, the preferences of such series with respect to dividends and in the event of the liquidation or dissolution of the Corporation, the provisions, if any, respecting the redemption of the shares of such series, the voting rights, if any, of the shares of such series, the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for any other shares of stock of the Corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series.

    Subject to the payment or setting apart for payment of any preferential dividends which the holders of shares of any series of Preferred Stock shall be entitled to receive, the holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors, in its discretion, from any assets legally available for the payment of dividends.

    In the event of the liquidation or dissolution of the Corporation, whether voluntary or involuntary, after distribution to the holders of all shares of any series of Preferred Stock which shall be entitled to a preference over the holders of Common Stock of the full preferential amounts to which they are entitled, the holders of Common Stock shall be entitled to share ratably in the distribution of the remaining assets of the Corporation available for distribution to shareholders.

    Except as otherwise expressly provided in any resolution adopted by the Board of Directors granting voting rights to the holders of shares of any series of Preferred Stock and except as otherwise required by law, the entire voting power of the Corporation shall be vested in the Common Stock, and each share of Common Stock shall have one vote for each share thereof held.

    FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law:

        1. Members of the Board of Directors may be elected either by written ballot or by voice-vote.

        2. The Board of Directors may from time to time make, alter, or repeal the By-laws of the Corporation; provided, that any By-laws made, amended, or repealed by the Board of Directors may be amended or repealed, and new By-laws may be made, by the stockholders of the Corporation.

        3. The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons.

        4. A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification.

    SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said Court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    IN WITNESS WHEREOF, We, Josh S. Weston, Chairman of the Board and Chief Executive Officer, and Fred S. Lafer, Senior Vice President and Secretary, of AUTOMATIC DATA PROCESSING, INC., have signed this Certificate and caused the
corporate  seal of the  corporation to be hereunto  affixed this          day of
November, 1994.

                                     ------------------------------------
                                     Josh S. Weston
                                     CHAIRMAN OF THE BOARD AND
                                     CHIEF EXECUTIVE OFFICER

                                     Attest: ----------------------------
                                     Fred S. Lafer
                                     SENIOR VICE PRESIDENT AND SECRETARY

[Corporate Seal]

                            [Form of Proxy -- Front]

[LOGO]                  AUTOMATIC DATA PROCESSING, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT MARKED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR PROPOSALS (2), (3) AND (4) ON THE REVERSE SIDE.

    The undersigned hereby appoints Henry Taub and Josh S. Weston, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 1994 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY 07068, on Tuesday, November 15, 1994 at 10:00 A.M., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

    Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

PLEASE DATE, SIGN AND MAIL PROXY PROMPTLY IN THE SELF-ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD SIGN.

The  nominees for Director are Joseph A. Califano, Jr., Leon G. Cooperman, Edwin
D. Etherington, Ann Dibble Jordan, Harvey M. Krueger, Charles P. Lazarus, Frederic V. Malek, Henry Taub, Laurence A. Tisch, Arthur F. Weinbach and Josh S. Weston.

                       ACCOUNT NUMBER
                           COMMON

                     MARK VOTES LIKE THIS /X/


                            [Form of Proxy -- Back]

The Board of Directors Recommends a vote FOR the proposals regarding:
(1)        Election of Directors                                     FOR                     WITHHOLD
           (INSTRUCTIONS: To withhold authority to vote for  all nominees listed   Authority to vote for all
           any individual nominee, write that nominee's      on the reverse side   nominees on the reverse
           name in the space provided below.)                (except as marked to  side   / /
                                                             the contrary)   / /
           -----------------------------------------            FOR      AGAINST   ABSTAIN
(2)        Approval of 1994 Executive Incentive                 / /        / /     / /
           Compensation Plan
(3)        Amendment of the Company's Restated Certificate      / /        / /     / /
           of Incorporation
(4)        Appointment of Deloitte & Touche LLP                 / /        / /     / /
(5)        Upon any and all other matters which may properly come before the meeting or any adjournment thereof.


JOHN DOE
123 MAIN STREET
NEW YORK, NEW YORK 10005                SIGNATURE                     DATE

IF YOU RECEIVE DUPLICATE MAILINGS AND
WOULD LIKE
TO ELIMINATE THEM, PLEASE MARK THIS
BOX  / /                                SIGNATURE                     DATE

                                     ADP'S TELEPHONE PROXY VOTING SERVICE

                                       Quick * Convenient * Immediate

Now you can vote your proxy right over the telephone. It's fast, convenient, and your Proxy is immediately confirmed and posted.


Just dial 1-800-VOTE ADP and follow the 4 easy steps below. If you prefer, you can send in your proxy vote by filling out the attached proxy form below.


                               Phone 1-800-VOTE ADP

                                  1-800-868-3237


///////////////////////////////////////////////////////////////////////////////
//                                                                           //
//                     JUST FOLLOW THESE 4 EASY STEPS:                       //
//                                                                           //
//   1. Read the accompanying Proxy Statement and the proxy form below.      //
//                                                                           //
//   2. Phone the toll free number printed above.                            //
//                                                                           //
//   3. Once you've been connected, enter your Control Number printed on     //
//      the top center of the proxy form below.                              //
//                                                                           //
//   4. Then follow the simple instructions the Vote ADP voice will          //
//      provide you.                                                         //
//                                                                           //
///////////////////////////////////////////////////////////////////////////////


///////////////////////////////////////////////////////////////////////////////
//                                                                           //
//  DIRECTOR NOMINEES: (01)JOSEPH A. CALIFANO, JR., (02)LEON G. COOPERMAN,   //
//                                                                           //
//   (03)EDWIN D. ETHERINGTON, (04)ANN DIBBLE JORDAN, (05)HARVEY M. KRUEGER, //
//                                                                           //
//   (06)CHARLES P. LAZARUS, (07)FREDERIC V. MALEK, (08)HENRY TAUB,          //
//                                                                           //
//   (09)LAURENCE A. TISCH, (10)ARTHUR F. WEINBACH, (11)JOSH S. WESTON       //
//                                                                           //
///////////////////////////////////////////////////////////////////////////////